SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2002

THE CORPORATE EXECUTIVE BOARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-24799	52-2056410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation or
organization)

2000 Pennsylvania Avenue, NW, Suite 6000, Washington, DC 20006
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (202) 777-5000

ITEM 4. Changes in Registrant’s Certifying Accountant

On July 8, 2002, upon the recommendation of our Audit Committee, the Board of Directors dismissed Arthur Andersen LLP (Arthur Andersen) as our independent auditors and appointed Ernst & Young LLP (Ernst & Young) to serve as The Corporate Executive Board Company’s (Corporate Executive Board) independent auditors for the current fiscal year which ends on December 31, 2002. The change in auditors is effective immediately.

Arthur Andersen’s reports on Corporate Executive Board’s financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During each of our two most recent fiscal years and through the date of this report, there were: (i) no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our financial statements for such years; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation
S-K.

We have provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen’s letter, dated July 9, 2002, stating its agreement with such statements.

During each of our two most recent fiscal years and through the date of this report, Corporate Executive Board did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are included in this report:

Exhibit 16 — Letter of Arthur Andersen LLP regarding change in certifying accountant

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Corporate Executive Board Company

By: /s/ Clay M. Whitson

Clay M. Whitson
Chief Financial Officer

Date: July 10, 2002

Exhibit Index

Exhibit No.	Description

16	Letter of Arthur Andersen LLP regarding change in certifying accountant